Exhibit 99.1

Care Capital Properties Reports First Quarter 2017 Results

First Quarter 2017 Net Income of $0.77 Per Diluted Share and Normalized FFO of $0.68 Per Diluted Share

CHICAGO--(BUSINESS WIRE)--May 9, 2017--Care Capital Properties, Inc. (NYSE: CCP) (“CCP” or the “Company”), a company with a diversified portfolio of triple-net leased healthcare properties, focused on the post-acute sector, today announced operating results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Results

  Net income attributable to common stockholders for the quarter ended March 31, 2017 was $65 million, or $0.77 per diluted common share, excluding dividends on unvested restricted shares, compared with $30 million, or $0.35 per diluted common share, excluding dividends on unvested restricted shares, for the quarter ended March 31, 2016.
  Normalized Funds from Operations (“FFO”) for the quarter ended March 31, 2017 was $57 million, or $0.68 per diluted common share. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the same time period was $57 million, or $0.68 per diluted common share. Normalized FFO and NAREIT FFO for the quarter ended March 31, 2016 were $67 million, or $0.80 per diluted common share, and $64 million, or $0.76 per diluted common share, respectively. The decreases in the first quarter of 2017 compared to the prior year period are attributable primarily to an increase in interest expense resulting from the refinancing of short-term floating rate debt with longer term fixed rate debt during 2016, the impact of dispositions and transitions, restructures and new leases completed during 2016 and the first quarter of 2017, partially offset by acquisitions and contractual rent increases.

Operating Results

  During the quarter ended March 31, 2017, CCP invested a total of $8 million through acquisitions and redevelopment, at an average yield of 8.1%. In addition, the Company committed $23 million in new loans for redevelopment and working capital.
  During the quarter, the Company disposed of nine properties for gross proceeds of $65 million, representing a weighted average cap rate on cash rent of approximately 9.25%. In addition, the Company entered into definitive agreements to sell an additional 29 properties for gross proceeds of approximately $180 million at an average cap rate on cash rent of 9.6%.

Subsequent to Quarter End

  In April, CCP completed its previously announced acquisition of six behavioral health hospitals for $379 million at an initial GAAP yield of 8.7%. The Company has an option, exercisable beginning in the fourth quarter of 2018, to purchase one additional building for an amount expected to be approximately $20 million. In addition, the Company is providing the tenant with a line of $50 million to fund future expansions and revenue-generating improvements in the portfolio.

Balance Sheet and Capital Markets Activities

  At March 31, 2017, the Company had $514 million of available borrowing capacity under its revolver, and its net debt to Adjusted EBITDA was 4.7x, adjusting for the fourth quarter 2016 dividend paid in January 2017. The Company also had approximately $64 million in cash held in an Internal Revenue Code Section 1031 exchange escrow account at March 31, 2017, which was used to fund a portion of the behavioral health hospital acquisition.
  The Company’s weighted average interest rate as of March 31, 2017 was approximately 3.8%.

Dividends

  As previously disclosed, CCP paid its fourth quarter 2016 dividend of $0.57 per share in January 2017.
  On March 31, 2017, the Company paid a dividend for the first quarter of 2017 in the amount of $0.57 per share to stockholders of record as of March 10, 2017.

Merger with Sabra Health Care

On May 7, 2017, CCP announced that it has entered into a definitive agreement with Sabra Health Care REIT, Inc. (NASDAQ: SBRA) (“Sabra”) pursuant to which the two companies will combine in an all-stock transaction. Under the terms of the agreement, at the effective time of the merger, CCP stockholders will receive 1.123 shares of Sabra common stock for each share of CCP common stock they own. The transaction is subject to customary closing conditions, including receipt of the approval of both companies’ shareholders. Due to this announcement, CCP has cancelled its first quarter earnings call previously scheduled for today.

About Care Capital Properties

Care Capital Properties, Inc. is a healthcare real estate investment trust with a diversified portfolio of triple-net leased properties, focused on the post-acute sector. The Company’s skilled management team is fully invested in delivering excellent returns by forging strong relationships with shareholders, operators, and employees.

Supplemental information about Care Capital Properties, Inc. can be found on the Company’s website under the “Investors” section at: www.carecapitalproperties.com/investors/financial-information/documents.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding CCP’s or its tenants’ or borrowers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ materially from CCP’s expectations. Except as required by law, CCP does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Factors that could cause CCP’s actual future results and trends to differ materially from those anticipated are discussed in its filings with the Securities and Exchange Commission and include, without limitation: (a) the ability and willingness of CCP’s tenants, borrowers and other counterparties to satisfy their obligations under their respective contractual arrangements with CCP, including, in some cases, their obligations to indemnify, defend and hold harmless CCP from and against various claims, litigation and liabilities; (b) the ability of CCP’s tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness, and the impact of CCP’s tenants or borrowers declaring bankruptcy or becoming insolvent; (c) CCP’s ability to successfully execute its business strategy, including identifying, underwriting, financing, consummating and integrating suitable acquisitions and investments; (d) macroeconomic conditions such as a disruption in or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of competition in the markets in which CCP’s properties are located; (f) the impact of pending and future healthcare reform and regulations, including cost containment measures, quality initiatives and changes in reimbursement methodologies, policies, procedures and rates; (g) increases in CCP’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of CCP’s tenants to successfully operate CCP’s properties in compliance with applicable laws, rules and regulations, to deliver high-quality services, to hire and retain qualified personnel, to attract residents and patients, and to participate in government or managed care reimbursement programs; (i) changes in general economic conditions or economic conditions in the markets in which CCP may, from time to time, compete for investments, capital and talent, and the effect of those changes on CCP’s earnings and financing sources; (j) CCP’s ability to repay, refinance, restructure or extend its indebtedness as it becomes due; (k) CCP’s ability and willingness to maintain its qualification as a real estate investment trust in light of economic, market, legal, tax and other considerations; (l) final determination of CCP’s taxable net income for the year ended December 31, 2016 and for current and future years; (m) the ability and willingness of CCP’s tenants to renew their leases with CCP upon expiration of the leases, CCP’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event CCP exercises its right to replace an existing tenant, and obligations, including indemnification obligations, CCP may incur in connection with the replacement of an existing tenant; (n) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in CCP’s leases and on CCP’s earnings; (o) CCP’s ability and the ability of its tenants and borrowers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (p) the impact of increased operating costs and uninsured professional liability claims on CCP’s or its tenants’ or borrowers’ liquidity, financial condition and results of operations, and the ability of CCP and its tenants and borrowers to accurately estimate the magnitude of those costs and claims; (q) consolidation in the healthcare industry resulting in a change of control of, or a competitor’s investment in, one or more of CCP’s tenants or borrowers or significant changes in the senior management of CCP’s tenants or borrowers; (r) the impact of litigation or any financial, accounting, legal or regulatory issues, including government investigations, enforcement proceedings and punitive settlements, that may affect CCP or its tenants or borrowers; and (s) changes in accounting principles, or their application or interpretation, and CCP’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on CCP’s earnings. Many of these factors are beyond the control of CCP and its management.

CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share amounts)

	March 31,	December 31,
	2017	2016
Assets
Real estate investments:
Land and improvements	$ 262,601	$ 262,064
Buildings and improvements	2,812,433	2,785,166
Construction in progress	24,999	45,892
Acquired lease intangibles	91,824	92,431
	3,191,857	3,185,553
Accumulated depreciation and amortization	(727,907)	(702,809)
Net real estate property	2,463,950	2,482,744
Net investment in direct financing lease	22,636	22,531
Net real estate investments	2,486,586	2,505,275
Loans receivable, net	61,522	62,264
Cash	17,891	15,813
Restricted cash	64,396	—
Goodwill	123,884	123,884
Other assets	78,172	105,132
Total assets	$ 2,832,451	$ 2,812,368

Liabilities and equity
Liabilities:
Term loans, senior notes and other debt	$ 1,477,591	$ 1,414,534
Tenant deposits	43,470	42,574
Lease intangible liabilities, net	99,027	103,182
Dividends payable	—	47,861
Accounts payable and other liabilities	25,160	37,177
Deferred income taxes	1,766	1,852
Total liabilities	1,647,014	1,647,180

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, unissued at March 31, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value; 300,000 share authorized; 84,069 and 83,970 shares issued at March 31, 2017 and December 31, 2016, respectively	841	840
Additional paid-in capital	1,274,079	1,272,642
Dividends in excess of net income	(102,752)	(119,750)
Treasury stock, 20 and 11 shares at March 31, 2017 and December 31, 2016, respectively	(488)	(330)
Accumulated other comprehensive income	12,471	10,476
Total common stockholders’ equity	1,184,151	1,163,878
Noncontrolling interest	1,286	1,310
Total equity	1,185,437	1,165,188
Total liabilities and equity	$ 2,832,451	$ 2,812,368

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(In thousands, except per share amounts)
	For the Three Months
	Ended March 31,
	2017	2016

Revenues:
Rental income, net	$ 78,221	$ 81,351
Income from investments in direct financing lease and loans	1,946	1,182
Real estate services fee income	1,226	1,705
Interest and other income	323	305
Net gain on lease termination	1,115	—
Total revenues	82,831	84,543

Expenses:
Interest	15,185	10,067
Depreciation and amortization	24,896	28,641
Impairment on real estate investments and associated goodwill	—	5,499
General, administrative and professional fees	8,729	8,001
Deal costs	197	1,160
Loss on extinguishment of debt	—	757
Other expenses, net	913	94
Total expenses	49,920	54,219

Income before income taxes, real estate dispositions and noncontrolling interests	32,911	30,324
Income tax expense	(239)	(421)
Gain (loss) on real estate dispositions	32,245	(120)
Net income	64,917	29,783
Net income attributable to noncontrolling interests	8	17
Net income attributable to common stockholders	$ 64,909	$ 29,766

Net income	$ 64,917	$ 29,783
Other comprehensive gain (loss) - derivatives	1,995	(5,791)
Total comprehensive income	66,912	23,992
Comprehensive income attributable to noncontrolling interests	8	17
Comprehensive income attributable to common stockholders	$ 66,904	$ 23,975

Earnings per common share:
Basic:
Net income attributable to common stockholders, excluding dividends on unvested restricted shares	$ 0.77	$ 0.35
Diluted:
Net income attributable to common stockholders, excluding dividends on unvested restricted shares	$ 0.77	$ 0.35

Dividends declared per common share	$ 0.57	$ 0.57

Weighted average shares used in computing earnings per common share:
Basic	83,670	83,544
Diluted	83,799	83,620

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	For the Three Months
	Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$ 64,917	$ 29,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment	23,737	33,122
Amortization of above and below market lease intangibles, net	(1,721)	(2,032)
Amortization of deferred financing fees	1,057	1,283
Accretion of direct financing lease	(400)	(361)
Amortization of leasing costs and other intangibles	1,134	1,018
Amortization of stock-based compensation	1,344	1,497
Straight-lining of rental income, net	3	(21)
(Gain) loss on real estate dispositions	(32,245)	120
Net gain on lease termination	(1,115)	—
Loss on extinguishment of debt	—	757
Deferred income tax (benefit) expense	(86)	135
Other	(20)	(26)
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in other assets	(3,890)	(2,007)
Increase (decrease) in tenant deposits	881	(2,793)
Decrease in accounts payable and other liabilities	(8,624)	(10,091)
Net cash provided by operating activities	44,972	50,384

Cash flows from investing activities:
Net investment in real estate property	(2,936)	—
Proceeds from real estate disposals	—	5,390
Investment in loans receivable	(28,949)	(13,879)
Proceeds from loans receivable	30,090	9,947
Development project expenditures	(5,110)	(8,924)
Capital expenditures	(950)	(2,028)
Net cash used in investing activities	(7,855)	(9,494)

Cash flows from financing activities:
Net change in borrowings under revolving credit facility	62,000	3,000
Proceeds from debt	—	200,000
Repayment of debt	—	(198,000)
Payment of deferred financing costs	—	(1,790)
Distributions to noncontrolling interest	(33)	(32)
Cash distribution to common stockholders	(95,772)	(47,861)
Purchase of treasury stock	(1,234)	(654)
Net cash used in financing activities	(35,039)	(45,337)

Net increase (decrease) in cash	2,078	(4,447)
Cash at beginning of period	15,813	16,995
Cash at end of period	$ 17,891	$ 12,548

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO), Normalized FFO and Normalized Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)
	For the Three Months
	Ended March 31,
	2017	2016

Net income attributable to common stockholders	$ 64,909	$ 29,766
Net income attributable to common stockholders, excluding dividends on unvested restricted shares per share	$ 0.77	$ 0.35

Adjustments:
Real estate depreciation and amortization	24,702	28,456
Real estate depreciation related to noncontrolling interests	(33)	(37)
Impairment on real estate investments and goodwill	—	5,499
(Gain) loss on real estate dispositions	(32,245)	120
Subtotal: FFO add-backs	(7,576)	34,038
Subtotal: FFO add-backs per share	$ (0.09)	$ 0.41
FFO (NAREIT) attributable to common stockholders	$ 57,333	$ 63,804
FFO (NAREIT) attributable to common stockholders per share	$ 0.68	$ 0.76

Adjustments:
Income tax expense	239	421
Transition services fee expense	—	602
Deal costs	197	1,160
Amortization of other intangibles	170	171
Loss on extinguishment of debt	—	757
Net gain on lease termination	(1,115)	—
Other non-cash items, net	116	(305)
Subtotal: normalized FFO add-backs	(393)	2,806
Subtotal: normalized FFO add-backs per share	$ (0.00)	$ 0.03
Normalized FFO attributable to common stockholders	$ 56,940	$ 66,610
Normalized FFO attributable to common stockholders per share	$ 0.68	$ 0.80

Non-cash items included in normalized FFO:
Amortization of above and below market and lease intangibles, net	(1,721)	(2,032)
Amortization of deferred financing fees	1,057	1,283
Accretion of direct financing lease	(400)	(361)
Other amortization	(27)	(26)
Straight-lining of rental income, net	3	(21)
Other adjustments:
Capital expenditures	(950)	(2,028)
Stock-based compensation	1,784	1,679
Deal costs	(197)	(865)
Acquisition costs	(2,326)	—
Other non-cash items, net	(63)	—
Normalized FAD attributable to common stockholders	$ 54,100	$ 64,239
Weighted average diluted shares	83,799	83,620

[1] Totals and per share amounts may not add due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, CCP considers FFO, normalized FFO and normalized FAD to be appropriate measures of operating performance of an equity REIT. In particular, CCP believes that normalized FFO is useful because it allows investors, analysts and CCP management to compare CCP’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions. CCP believes that normalized FAD is useful because it allows investors, analysts and CCP management to measure the quality of the Company’s earnings.

NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for joint ventures. Adjustments for joint ventures will be calculated to reflect FFO on the same basis. CCP defines normalized FFO as FFO excluding items which may be nonrecurring or recurring in nature but not consistent in amounts. Normalized FAD represents normalized FFO adjusted for amortization determined in accordance with GAAP reflected as income and/or expenses as well as other expenditures, such as capital expenditures and acquisition costs.

FFO, normalized FFO and normalized FAD presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO and normalized FAD should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of CCP’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of CCP’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of CCP’s needs. CCP believes that in order to facilitate a clear understanding of the consolidated historical operating results of CCP, FFO, normalized FFO and normalized FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Quarterly EBITDA

The following information considers the effect on net income of CCP ’s investments and dispositions that were completed during the three months ended March 31, 2017, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to adjusted earnings before interest, taxes, depreciation and amortization, as well as adjustments for items which may be nonrecurring or recurring in nature but not consistent in amounts (“Adjusted EBITDA”) (dollars in thousands):

Net income	$ 64,917

Adjustments for investments and dispositions during the period	(1,285)

Adjusted net income	$ 63,632

Add back:
Interest	15,185
Income tax expense	239
Depreciation and amortization	24,896
Stock-based compensation	1,784
Deal costs	197
Gain on real estate dispositions	(32,245)
Net gain on lease termination	(1,115)
Other non-cash items, net	19
Adjusted EBITDA	$ 72,592
Adjusted EBITDA annualized	$ 290,368

As of March 31, 2017:
Debt (1)	$ 1,429,730
Unamortized debt issuance costs	17,409
Cash (including restricted cash) (2)	(82,287)
Net debt (adjusted for unamortized debt issuance costs)	$ 1,364,852

Net debt to Adjusted EBITDA	4.7

(1) Debt has been decreased for the fourth quarter 2016 dividend that was declared in December 2016 but paid in January 2017.

(2) The restricted cash is property sale proceeds being held in a Code Section 1031 exchange escrow account with a qualified intermediary.

CONTACT:
Care Capital Properties, Inc.
Lori B. Wittman
Executive Vice President and Chief Financial Officer
lwittman@carecapitalproperties.com
312.881.4702